January 29, 1997


Fotoball USA, Inc.
3738 Ruffin Road
San Diego, California 92123

Dear Sirs:

          Fotoball USA, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") which relates to 220,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), and the related preferred stock purchase rights ("Rights") to be issued in connection with the issuance of the Shares pursuant to the Rights Agreement, dated as of August 19, 1996, by and between the Company and Continental Stock Transfer
& Trust Company (the "Rights Agreement"), which are being offered for sale by the selling stockholder named in the Registration Statement
(the "Selling Stockholder"). This opinion is an exhibit to the Registration
 Statement.

          We have acted as counsel to the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Certificate of Incorporation and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors, the Rights Agreement and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

          We note that we are members of the Bar of the State of New York and do not hold ourselves out as experts in the laws of any jurisdiction other than the State of New York and the federal laws of the United States. Insofar as the opinions set forth below relate to the laws of the State of Delaware, we have relied solely upon our reading of standard compilations of the Delaware General Corporation Law, as presently in effect.

          Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

          1. The Company has been duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 15,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.

          2. The Shares to be issued to the Selling Stockholder, and the Rights to be issued in connection with the issuance of the Shares pursuant to the Rights Agreement, have been duly authorized and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued and paid for in accordance with the terms of the stock options relating thereto, will be legally and validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

          This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                   Very truly yours,


                    /s/ SHEREFF, FRIEDMAN HOFFMAN & GOODMAN, LLP
                    -----------------------------------------
                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP